GRANITE STATE BANKSHARES, INC. AND SUBSIDIARY


                                   EXHIBIT 3.2


                                     BYLAWS





                              AMENDED AND RESTATED
                                   BY-LAWS OF
                         GRANITE STATE BANKSHARES, INC.


                             ARTICLE I. HOME OFFICE

      The home office of Granite State Bankshares, Inc. (the "Company") shall be in the City of Keene, Cheshire County, State of New Hampshire.


                            ARTICLE II. STOCKHOLDERS

      SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the corporate headquarters of the Company or at such other place in the State of New Hampshire as the board of directors may determine.

      SECTION 2. Annual Meeting. A meeting of the stockholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 120 days after the end of the Company's fiscal year at such date and time within such 120 day period as the board of directors may determine.

      SECTION 3. Special Meetings. Special meetings of the stockholders, relating to changes in control of the Company or amendments to its charter, may be called at any time only by or upon direction of the board of directors of the Company. Special meetings for any other purpose, unless otherwise prescribed by applicable law or regulation may be called at any time by the chairman of the board, the president, or a majority of the board of directors and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all the outstanding capital stock of the Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the corporate headquarters of the Company addressed to the chairman of the board, the president or the secretary.

      Amendment or repeal of this Section 3 of this Article II or the adoption of any provision inconsistent with this Section 3 of this Article II shall be permitted only by the affirmative vote of the holders of 80% or more of the total votes eligible to be cast at a legal meeting, voting together as a single class.

      SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by applicable law or regulation or these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

      SECTION 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

      SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than 60 days and, in case of a meeting of stockholders, not less than 20 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least twenty days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the corporate headquarters of the Company and shall be subject to inspection by any stockholder at any time during usual business hours, for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

      SECTION 8. Quorum. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

      SECTION 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Company to the contrary, at any meeting of the stockholders of the Company, any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

      SECTION 11. Voting Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a person holding a power under a trust instrument may be voted by him, either in person or by proxy, but no such person shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

      A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Neither treasury shares of its own stock held by the Company, nor shares held by another corporation, if a majority of the shares entitled to vote the election of directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

      SECTION 12. Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, and on the request of not less than ten percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting by the chairman of the board of the president.

      Unless otherwise prescribed by applicable law or regulation, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

      SECTION 13. Nominating Committee. The board of directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Company at least 120 days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting except that if no annual meeting was held in the previous year or the date of the annual meeting has been delayed by more than 30 calendar days from the date of the previous year's proxy statement, any such nomination shall be stated in writing and filed with the secretary of the Company at least 60 days in advance of the annual meeting. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

      SECTION 14. New Business. Any new business to be taken up at the annual meeting other than new business proposed by the directors of the Company shall be stated in writing and filed with the secretary of the Company at least 120 days in advance of the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date of the previous year's proxy statement, any new business shall be stated in writing and filed with the secretary of the Company at least 60 days in advance of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal other than new business proposed by the directors of the Company shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 120 days in advance of the meeting, as provided above, such proposal shall be laid over for action at any adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports, no new business other than new business proposed by the directors of the Company, shall be acted upon at such annual meeting unless stated and filed as herein provided.


                         ARTICLE III. BOARD OF DIRECTORS

      SECTION 1. General Powers. The business and affairs of the Company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

      SECTION 2. Number and Term. The number of Directors who shall constitute the board shall be such number as the board of directors shall from time to time have designated by resolution, except in the absence of such designation the number shall be seven, and the board shall be divided into three classes as nearly equal in number as possible. The stockholders of the company shall have no power to amend the number of directors of the Company; this power is expressly reserved to the Board of Directors, as provided in the Company's Articles of Incorporation. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

      SECTION 3. Qualification. Each director shall at all times be the beneficial owner of shares of capital stock of the Company with a fair market value, as of the date of purchase of $1000.

      SECTION 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, within the State of New Hampshire, for the holding of additional regular meetings without other notice than such resolution.

      SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the State of New Hampshire, as the place for holding any special meeting of the board of directors called by such persons.

      Members of the board of directors may participate in special meetings by means of conference telephone or in similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 13 of this Article III.

      SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least two days previously thereto delivered personally or by telegram or at least five days previously thereto delivered by mail at the address at which such director has furnished to the Company. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph Company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

      SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by applicable law or regulations or by these bylaws.

      SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the corporate headquarters of the Company, addressed to the chairman of the board or the president. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman of the board or the president. Any director who has been absent from one-third or more of the meetings of the board of directors during the preceding calendar year, unless such absences are for good cause shown, shall not accept reelection as a director at the next annual meeting of stockholders.

      SECTION 11. Removal. The directors of the Company may, individually or as a group, be removed from their positions as directors before the expiration of their respective terms only for cause. "Cause" shall be defined as breach of fiduciary duty involving personal dishonesty or intentional failure to perform stated duties as a director, which results in loss to the Company or willful violation of any law, rule, regulation or final cease-and-desist order which results in substantial loss to the Company.

      Amendment or repeal of this Section 11 of this Article III or the adoption of any provision inconsistent with this Section 11 of this Article III shall be permitted only by the affirmative vote of the holders of either 80% or more of the directors of the Company, other than such directors who are the subject of the removal action, or 80% of the total votes eligible to be cast at a legal meeting, voting together as a single class.

      SECTION 12. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

      SECTION 13. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

      SECTION 14. Presumption of Assent. A director of the Company who is present at a meeting of the board of directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 15. Age Limitations on Directors. No person shall be eligible to serve on the Board of Directors after attaining his or her seventieth (70th) birthday.


                   ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES

      SECTION 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

      SECTION 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to the amendment of the charter or bylaws of the Company, or recommending to the stockholder's a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the corporation; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

      SECTION 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee.

      SECTION 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by a member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

      SECTION 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

      SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

      SECTION 7. Vacancies. Any vacancy in the executive committee may only be filled by a resolution adopted by a majority of the full board of directors.

      SECTION 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Company. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

      SECTION 9. Procedure. The presiding officer of the executive committee shall be the chairman and chief executive officer of the Company. The executive committee may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

      SECTION 10. Other Committees. The board of directors may by resolution establish an audit committee, a loan committee, an investment committee, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Company and may prescribe the duties, constitution and procedures thereof.


                               ARTICLE V. OFFICERS

      SECTION 1. Positions. The officers of the Company shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Company. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Company may require. The officer shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

      SECTION 2. Election and Term of Office. The officers of the Company shall be elected annually at the meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Company to enter into an employment contract with any officer in accordance with applicable law and regulations; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

      SECTION 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Company shall be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

      SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification of otherwise, may be filled by the board of directors for the unexpired portion of the term.

      SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.


                           ARTICLE VI. INDEMNIFICATION

      To the fullest extent permitted by New Hampshire law, the Company shall indemnify each director and officer of the Company (and his heirs, executors and administrators) against all expenses and liabilities reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a director or officer of the Company (whether or not he or she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements. The Company shall not, however, indemnify such director or officer with respect to matters at to which he or she shall be finally adjudged in any such action, suit or proceeding to have been liable for willful misconduct in the performance of his or her duties as such director of officer. In the event that a settlement or compromise is effected, indemnification may be had only if the board of directors shall have determined that such settlement or compromise is in the best interest of the Company and that such director or officer is not liable for willful misconduct in the performance of his or her duties with respect to such matters, and if the board of directors shall have adopted a resolution approving such settlement or compromise. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.


               ARTICLE VII. CONTRACTS, LOANS, CHECKS AND DEPOSITS

      SECTION 1. Contracts. To the extent permitted by applicable law or regulation and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

      SECTION 2. Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors or an appropriate committee thereof. Such authority may be general or confined to specific instances.

      SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees or agents of the Company in such manner as shall from time to time be determined by the board of directors.

      SECTION 4. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in any of its duly authorized depositories as the board of directors may elect.


            ARTICLE VIII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 1. Certificates for Shares. Certificates representing shares of capital stock of the Company shall be in such form as shall be determined by the board of directors; subject to applicable law and regulations. Such certificates shall be signed by the chief executive officer or by any other officer of the Company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefore upon such terms and indemnity to the Company as the board of trustees may prescribe.

      SECTION 2. Transfer of Shares. Transfer of shares of capital stock of the Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.


                      ARTICLE IX. FISCAL YEAR; ANNUAL AUDIT

      The fiscal year of the Company shall end on the 31st day of December of each year. The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.


                              ARTICLE X. DIVIDENDS

      Subject to the terms of the Company's Articles of Incorporation and applicable law and regulation, the board of directors may, from time to time, declare, and the Company may pay, dividends on its outstanding shares of capital stock.


                           ARTICLE XI. CORPORATE SEAL

      The board of directors shall provide a Company seal which shall be two concentric circles between which shall be the name of the Company. The year of incorporation or an emblem may appear in the center.


                             ARTICLE XII. AMENDMENTS

      These bylaws may be amended at any time by a majority vote of the full board of directors, or by a majority vote of the votes cast by the stockholders of the Company at any legal meeting, except as otherwise provided herein or in the articles of incorporation of the company.. Notwithstanding the foregoing, any amendment, addition, alteration, change or repeal of Article II, Section 3 and Article III, Section 11 of these bylaws, or the adoption of any provision inconsistent with Article II, Section 3 and Article III, Section 11 of the bylaws, shall be made only if such amendment, addition, alteration, change, repeal or adoption of an inconsistent provision is approved by the holders of 80% or more of the total votes eligible to be cast at a legal meeting, voting together as a single class. Any amendment acted upon in the manner provided in this Article XII, shall be effective upon adoption.